EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Form S-1 of our report dated September 15, 2010 related to financial statements of End Fuel Corp. for the year ended August 31, 2010 which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ Lake & Associates, CPA’s LLC

Lake & Associates, CPA’s LLC

Schaumburg, Illinois

December 16, 2010

1905 Wright Boulevard

Schaumburg, IL 60193

Phone: 847-524-0800

 Fax: 847-524-1655